Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-145583) pertaining to the GATX Corporation Hourly Employees Retirement Savings Plan, of our report dated June 26, 2010, with respect to the financial statements and schedule of the GATX Corporation Hourly Employees Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

June 26, 2010
Chicago, Illinois